                         RELIABILITY INCORPORATED
                   EMPLOYEE STOCK SAVINGS PLAN AND TRUST

                                EXHIBIT 23

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No.33-47803) pertaining to the Reliability Incorporated Employee Stock Savings Plan and Trust of Reliability Incorporated of our report dated May 5, 1995, with respect to the financial statements and schedules of the Reliability Incorporated Employee Stock Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1994.



By:  /s/ Ernst & Young LLP
- --------------------------

Houston, Texas
June 28, 1995



































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